                                                                     EXHIBIT (i)

                           [FOLEY & LARDNER LLP LOGO]

                                              ATTORNEYS AT LAW

                                              777 EAST WISCONSIN AVENUE
                                              MILWAUKEE, WISCONSIN 53202-5306
                                              414.271.2400 TEL
                                              414.297.4900 FAX
                                              www.foley.com

                                              CLIENT/MATTER NUMBER
                                              082961-0117

                                February 27, 2009

Hennessy Funds Trust
7250 Redwood Blvd.
Suite 200
Novato, CA 94945

Ladies and Gentlemen:

          We have acted as counsel for Hennessy Funds Trust (the "Trust") in connection with the preparation of an amendment to the Trust's Registration Statement on Form N-1A, amendment No. 25 (such amendment being hereinafter referred to as the "Amended Registration Statement"), relating to the sale by the Trust of an indefinite amount of Hennessy Funds Trust Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement. In this connection we have examined: (a) the Amended Registration Statement; (b) the Trust Instrument and Bylaws of the Trust, each as amended to date; (c) trustee proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon and subject to the foregoing, and assuming that (a) the Amended Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all shares of Stock are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any amendments thereto, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                              Very truly yours,


                                              /s/ Foley & Lardner LLP

                                              FOLEY & LARDNER LLP

BOSTON         LOS ANGELES   SACRAMENTO          TALLAHASSEE
BRUSSELS       MADISON       SAN DIEGO           TAMPA
CHICAGO        MILWAUKEE     SAN DIEGO/DEL MAR   TOKYO
DETROIT        NEW YORK      SAN FRANCISCO       WASHINGTON, D.C.
JACKSONVILLE   ORLANDO       SILICON VALLEY